Exhibit 5.1


May 22, 2002


Sun International Hotels Limited
Sun International North America, Inc.
Atlantis
Coral Towers - Executive Office
Paradise Islands, The Bahamas


                       Sun International Hotels Limited
                     Sun International North America, Inc.
                                   --------

                        Form F-3 Registration Statement


Ladies and Gentleman:

     I am the General Counsel for Sun International Hotels Limited, a company organized under the laws of the Commonwealth of The Bahamas (the "Company") and for Sun International North America, Inc., a Delaware corporation ("SINA" and, together with the Company, the "Issuers"), and as such have acted as counsel in connection with Issuers' Registration Statement on Form F-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"), for (A) the registration of the sale by the Issuers' from time to time of debt securities (the "Debt Securities"), in one or more series, which may be either senior securities or subordinated securities, and either of which may be convertible into or exchangeable for Ordinary Shares, Preference Shares or other Debt Securities, and which may be guaranteed by one or more subsidiaries of the Company (if any, the "Guarantors" and "Guarantees," respectively), (B) the registration of the sale by the Company from time to time of (i) Ordinary Shares, par value $0.0001 per share ("Ordinary Shares") (such shares, the "Primary Ordinary Shares"); (ii) preference shares (the "Preference Shares"), which may be convertible into Ordinary Shares or exchangeable for Debt Securities; and (iii) warrants to purchase Debt Securities, Ordinary Shares or Preference Shares (the "Warrants" and, together with the Debt Securities, the Primary Ordinary Shares and the Preference Shares, the "Primary Securities") and (C) the registration of the sale by certain selling shareholders to be named later from time to time of Ordinary Shares (the "Secondary Ordinary Shares" and together with the Primary Securities, the "Offered Securities").

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, an amendment thereto, the prospectus contained therein (the

"Prospectus") and supplements to the Prospectus (each, a "Prospectus Supplement"). The Debt Securities will be issued under an indenture (as the same may be supplemented, the "Indenture") to be entered into between the Issuers, any Guarantors and the party named therein as trustee (the "Trustee").

     In that connection, I have examined originals, copies or certified copies (or otherwise identified to my satisfaction) of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the proposed form of Indenture.

     Based on the foregoing, I am of opinion as follows:

     1. The Registration Statement has been duly authorized, executed and delivered by SINA and the subsidiaries of the Company listed on Schedule I hereto (the "Non-Bahamian Guarantors").

     2. With respect to the Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating to such series, (ii) the specific terms of such series of Debt Securities has been duly authorized and established in accordance with the Indenture, (iii) the Board of Directors or a duly authorized committee thereof of each of the Issuers has taken all necessary corporate action and appropriate corporate officers of the Issuers have taken all appropriate action in accordance with such corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) the Debt Securities of such series have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and in accordance with the Indenture and the applicable underwriting or other agreement and (v) assuming the terms of such Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or SINA and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Company or SINA, the Debt Securities of such series will be validly issued and will constitute valid and binding obligations of SINA in accorance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. With respect to each Guarantee, when the Indenture has been duly authorized, executed and delivered (including by the applicable Guarantors) as contemplated by the Registration Statement and the Prospectus Supplement relating to such Guarantee, assuming the terms of such Guarantee have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any Non-Bahamian Guarantor (as defined below) issuing such Guarantee and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over such Non-

Bahamian Guarantor, such Guarantee will be validly issued and will constitute a valid and binding obligations of such Non-Bahamian Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name wherever it appears in such Registration Statement, including in the Prospectus and any Prospectus Supplement constituting a part hereof, as originally filed or as subsequently amended.

     I am admitted to practice only in the State of New York, the General Corporation Law of the State of Delaware and express no opinion herein as to matters governed by any laws other than the State of New York and the Federal laws of the United States of America. The opinion is rendered to you solely for your benefit in connection with the transaction referred to above and may not be relied upon by any other person, firm or corporation without my prior written consent.


                                            Very truly yours,



                                            Charles D. Adamo
                                            Executive Vice President-Corporate
                                            Development and General Counsel

                                   Schedule I

                             Non-Bahamian Guarantors
                             -----------------------



      Subsidiary                                 Jurisdiction of Organization
      ----------                                 ----------------------------


Sun International North America, Inc.            Delaware

Sun International Management Limited             British Virgin Islands

Sun Cove, Ltd.                                   Connecticut

Sun International Nevada, Inc.                   Nevada

Sun International Resorts Inc.                   Florida

PIV, Inc.                                        Florida

ISS, Inc.                                        Florida

Sun International Marketing, Inc.                Florida

Sun Cove California, Inc.                        Delaware

Sun Cove New York, Inc.                          Delaware

Sun International New York, Inc.                 New York

Sun International Development Group, Inc.        New Jersey

Sunonline (IOM) Limited                          Isle of Man

Sun Hotels International (Bermuda) Limited       Bermuda

Sun International Finance Limited                British Virgin Islands

Aberdeen Management Limited                      Channel Islands

Sun Vacances SA                                  France

Birbo NV                                         Netherlands Antilles

Sun Hotels International Management NV           Netherlands Antilles

Purposeful BV                                    Netherlands

Sun International Marketing (UK) Ltd.            United Kingdom

Sun International Network Services Limited       United Kingdom